Exhibit 99.2
Corn Products International, Inc.
5 Westbrook Corporate Center
Westchester, IL 60154
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Investor: Dave Prichard, (708) 551-2592 Media: Mark Lindley, (708) 551-2602
CORN PRODUCTS INTERNATIONAL EXPECTS
DILUTED EPS IN A RANGE OF $2.10 TO $2.60 IN 2009
WITH CASH FLOW FROM OPERATIONS OF $450 MILLION TO $550 MILLION
     WESTCHESTER, Ill., February 2, 2009 — Corn Products International, Inc. (NYSE: CPO), a leading global provider of agriculturally derived ingredients for diversified markets, announced today that it expects 2009 diluted earnings per share to be in the range of $2.10 to $2.60 while cash flow from operations should reach $450 million to $550 million.
     The Company said its outlook for lower 2009 EPS is primarily due to anticipated reduced year-over-year co-product credits, particularly from corn oil, which would significantly increase net corn costs, foreign currency devaluations, and uncertainty over volumes and pricing strength.
     “Our US and Canadian businesses have again achieved higher contract pricing in 2009 across their starch and sweeteners book of business,” said Scott. “When coupled with our grain-related, or fee-based business, and multi-year contracts, overall pricing in 2009 for our book of business has increased about 10 percent in the US and Canada, although the improvement will not fully offset our increased corn costs.
     “Due to the global economic climate, we expect it will take longer than normal to improve pricing and volumes in our international business to offset currency devaluations,” Scott said. “In addition, our outlook for Asia/Africa reflects the continuing struggle in South Korea, where we expect lower results in 2009.
     “In this global recessionary climate and credit crunch, we are pleased to continue to enjoy a very healthy balance sheet and excellent liquidity,” Scott said. “Our expectation for cash flow from operations of $450 million to $550 million in 2009 gives us substantial flexibility and options in this difficult and volatile global economy. We intend to continue to deploy our cash to provide the best long-term returns to shareholders.”
     The Company expects to hold 2009 capital expenditures to between $125 million and $150 million, in light of the current worldwide recession, compared with $219 million spent in 2008. Much of the capital spending in 2009 represents projects continued from 2008.
     “While 2009 will clearly be a challenging year, our guidance suggests it will nonetheless still be our second or third best year ever for earnings,” Scott said. “The continuing strength of our balance sheet, ample liquidity, expected record cash flow from operations, and solid business models should serve us well as we navigate through this volatile and uncertain global environment. We remain focused on creating long-term shareholder value and believe we have the right strategy, markets and products in place to perform well in the years ahead.”
Conference Call and Webcast
     Corn Products International will conduct a conference call today at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) to be hosted by Sam Scott, chairman, president and chief executive officer, and Cheryl Beebe, vice president and chief financial officer.
     The call will be broadcast in a real-time webcast. The broadcast will consist of the call and a visual presentation accessible through the Corn Products International web site at www.cornproducts.com. The “listen-and-view-only” presentation will be available to download approximately 60 minutes prior to the start of the call. A replay of the webcast will be available at www.cornproducts.com.
     Individuals without Internet access may listen to the live conference call by dialing 719.325.4763. A replay of the audio call will be available through Friday, February 13 by calling 719.457.0820 and using passcode 6130549.
About the Company
     Corn Products International is one of the world’s largest corn refiners and a major supplier of high-quality food ingredients and industrial products derived from the wet milling and processing of corn and other starch-based materials. The Company, headquartered in Westchester, Ill., is a leading worldwide producer of dextrose and a major regional supplier of starch, high fructose corn syrup and glucose. In 2008, Corn Products International reported record net sales and diluted earnings per share of $3.94 billion and $3.52, respectively, with operations in 15 countries at 34 plants, including wholly owned businesses, affiliates and alliances. For more information, visit www.cornproducts.com.
Forward-Looking Statement
This news release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company intends these forward looking statements to be covered by the safe harbor provisions for such statements. These statements include, among other things, any predictions regarding the Company’s future financial condition, earnings, revenues, expenses or other financial items, any statements concerning the Company’s prospects or future operation, including management’s plans or strategies and objectives therefor and any assumptions underlying the foregoing. These statements can sometimes be identified by the use of forward looking words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this release or referred to in this release are “forward-looking statements.” These statements are based on current expectations, but are subject to certain inherent risks and uncertainties, many of which are difficult to predict and are beyond our control. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct. Actual results and developments may differ materially from the expectations expressed in or implied by these statements, based on various factors, including the effects of the current global economic recession, including its impact on our sales volumes and pricing of our products; fluctuations in worldwide markets for corn and other commodities, and the associated risks of hedging against such fluctuations; fluctuations in the markets for Company’s co-products, particularly corn oil; fluctuations in aggregate industry supply and market demand; the behavior of financial markets, including foreign currency fluctuations and fluctuations in interest and exchange rates; continued volatility and further deterioration of the capital markets; the commercial and consumer credit environment; general political, economic, business, market and weather conditions in the various geographic regions and countries in which we manufacture and/or sell our products; future financial performance of major industries which we serve, including, without limitation, the food and beverage, pharmaceutical, paper, corrugated, textile and brewing industries; energy costs and availability, freight and shipping costs, and changes in regulatory controls regarding quotas, tariffs, duties, taxes and income tax rates; operating difficulties; boiler reliability; our ability to effectively integrate acquired businesses; labor disputes; genetic and biotechnology issues; changing consumption preferences and trends; increased competitive and/or customer pressure in the corn-refining industry; and the outbreak or continuation of serious communicable disease or hostilities including acts of terrorism. Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these risks, see Risk Factors included in our Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent reports on Forms 10-Q or 8-K. This news release also may contain references to the Company’s long term objectives and goals or targets with respect to certain metrics. These objectives, goals and targets are used as a motivational and management tool and are indicative of the Company’s long term aspirations only, and they are not intended to constitute, nor should they be interpreted as, an estimate, projection, forecast or prediction of the Company’s future performance.
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